UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

Southside Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 S. Beckham, Tyler, Texas	75701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (903) 531-7111

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On October 14, 2014, Southside Bancshares, Inc., a Texas corporation (“Southside”), held a special meeting of shareholders (the “Special Meeting”) in Tyler, Texas, related to its pending merger with OmniAmerican Bancorp, Inc. (“OmniAmerican”) pursuant to the Agreement and Plan of Merger, dated as of April 28, 2014, by and among Southside, Omega Merger Sub, Inc., a wholly-owned subsidiary of Southside (“Omega Sub”), and OmniAmerican (the “Merger Agreement”). The Merger Agreement provides for the merger of Omega Sub with and into OmniAmerican, with OmniAmerican as the surviving corporation (the “First Merger”). Subsequent to the First Merger, OmniAmerican will merge with and into Southside, with Southside as the surviving corporation.

The following is a summary of the voting results for each proposal.

Proposal 1. Southside’s shareholders approved the issuance of shares of Southside common stock to the stockholders of OmniAmerican in connection with the First Merger, as set forth below:

For	Against	Abstain
10,298,382	30,460	167,657

Proposal 2. A proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the share issuance proposal was not submitted to a vote of shareholders at the Special Meeting, as sufficient votes were cast at the Special Meeting to approve the share issuance proposal.

Item 8.01    Other Events.

On October 15, 2014, Southside and OmniAmerican issued a joint press release announcing the results of the shareholder vote at the Southside special meeting and the results of the stockholder vote at the OmniAmerican special meeting, each held on October 14, 2014. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
99.1	Joint Press Release of Southside Bancshares, Inc. and OmniAmerican Bancorp, Inc., dated October 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: October 15, 2014	By:	/s/ Lee R. Gibson
Lee R. Gibson
Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release of Southside Bancshares, Inc. and OmniAmerican Bancorp, Inc., dated October 15, 2014.